Exhibit 10.6 Source Code Agreement

Source Code License Agreement

The Source Code License Agreement (the “Agreement”), between eGene, Inc., a Nevada corporation located at 17841 Fitch, Irvine, CA 92614 (“EGENE”) and SciBridge Software, located at 10 Woodbridge Ct, Trabuco Canyon, CA 92679 (“SCIBRIDGE”), is entered into this April 12, 2007 (the “Effective Date”).

WHEREAS, SCIBRIDGE is the owner of the source code for the Biocalculator Software consisting of BioCalculator specific components  (“BioCalculator Components”) and the core components (“Core Components”) , as described on Exhibit A attached hereto.    This software is currently used by EGENE to perform instrument control, data acquisition and data analysis. The source code for the BioCalculator Components and the Core Components shall be referred to herein collectively as the “SOURCE”.

WHEREAS, SCIBRIDGE wishes to license the source code for the Core Components and the BioCalculator Components to EGENE   according to the terms and conditions set forth herein;

WHEREAS, EGENE in exchange for the  license to use the SOURCE as set forth herein agrees to pay the fee set forth below;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following terms and conditions.

1. Grant

1.1 Subject to the terms and conditions of this Agreement, SCIBRIDGE hereby grants to EGENE an exclusive , worldwide , perpetual, irrevocable, fully-paid up, royalty-free license to the source code of the BioCalculator Components to: (i) modify, duplicate and create derivative works of the BIOCALCULATOR COMPONENTS ; (ii) use, reproduce, copy and store the BIOCALCULATOR COMPONENTS; and (iii) sublicense the foregoing rights to any third party.  In order to establish exclusivity to the BIOCALCULATOR COMPONENTS for EGENE, SCIBRIDGE agrees that it shall not grant any other license to the BIOCALCULATOR COMPONENTS to any third party nor shall it use the BIOCALCULATOR COMPONENTS internally for any purpose at all.

1.2 Subject to the terms and conditions of this Agreement, SCIBRIDGE hereby grants to EGENE a non- exclusive , worldwide , perpetual , irrevocable, fully-paid up, royalty-free license to the source code of the Core Components to: (i) modify, duplicate and create derivative works of the CORE COMPONENTS ;

(ii) use, reproduce, copy and store the CORE COMPONENTS; and (iii) sublicense the foregoing rights in object form to any third party, provided, however, that EGENE shall have the limited right to sublicense the source code of the CORE COMPONENTS to a third party vendor providing development services to EGENE related to the BioCalculator Software solely for the purpose of providing such services and subject to the confidentiality restrictions set forth below.  SCIBRIDGE may terminate EGENE’s license rights to use the CORE COMPONENTS under this Section 1.2 upon thirty (30) days prior written notice to EGENE in the event that the EGENE materially breaches the provisions of this Section 1.2 with respect to the restrictions on use of the CORE COMPONENTS and fails to cure such breach within the thirty (30) day notice period.

1.3 SCIBRIDGE shall deliver to EGENE, the SOURCE within three (3) days after SCIBRIDGE’s receipt of the cash payment from EGENE per Section 4 of this Agreement ..  SCIBRIDGE shall deliver the SOURCE in the following format and accompanied by the following documentation:  software written in the original programming languages, such as C++ and Java, including all comments and procedural code and required libraries, such as job control language statements and listings of compilers and development tools, in a form intelligible to trained programmers and capable of being translated into object code for operation on computer equipment through assembly or compiling, and accompanied by documentation, including, flow charts, schematics, statements of principles of operations, and architecture standards, describing the data flows, data structures, and control logic of the software in sufficient detail to enable a trained programmer through study of such documentation to maintain and/or modify the software without undue experimentation .

2. Maintenance and Support

EGENE agrees that SCIBRIDGE shall not be required to maintain and support the SOURCE in any way. SCIBRIDGE will, upon EGENE’s request, provide professional services to maintain and support the SOURCE and/or modify or further develop the SOURCE on a time and materials basis at a mutually agreed upon commercially reasonable rate.

3. Warranties

3.1 Each party warrants that it has a right to enter into this Agreement. SCIBRIDGE further warrants that (i) it has the right to grant the licenses set forth in this Agreement, and (ii) the CORE COMPONENTS does not infringe , violate or misappropriate any third party’s rights, including without limitation intellectual property rights.

3.2 EXCEPT FOR THE WARRANTIES SET FORTH IN SECTION 3.1 ABOVE, THE SOURCE IS LICENSED “AS IS” WITHOUT WARRANTY AS TO ITS PERFORMANCE, AND SCIBRIDGE MAKES NO WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED

TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

3.3 Each party agrees to indemnify, defend, and hold harmless the other party against any liabilities, damages, losses, and costs (including reasonable attorneys’ fees), arising from third party claims in connection with the breach of any representations, warranties or covenants herein. The indemnified party agrees to provide the indemnifying party with (i) prompt written notice of the existence of any claim for which it seeks indemnification hereunder , (ii) sole control over the defense or settlement of such claim; and (iii) assistance at the indemnifying party ’s request and expense to the extent reasonably necessary for the defense of such claim or suit.

3.4 SCIBRIDGE will immediately notify EGENE if SCIBRIDGE becomes aware of any action, suit or proceeding, pending or threatened based on the content of the CORE COMPONENTS, or it becomes aware of any other factor, which may have a material adverse effect on EGENE’s ability to use the CORE COMPONENTS under this Agreement. Should the possibility arise that EGENE may lose any of its license rights under this Agreement or its ability to use the CORE COMPONENTS, SCIBRIDGE shall, at EGENE’s request, do either of the following:  (a) procure the right, at no cost to EGENE, to continue using the CORE COMPONENTS, as applicable, or (b) modify the affected CORE COMPONENTS, without diminishing its functional capabilities to make it non-infringing.  If neither of the foregoing is feasible, EGENE may return the CORE COMPONENTS and obtain reimbursement from SCIBRIDGE of the Fees paid pursuant to this Agreement based upon a four (4) year straight line depreciation.

4. Payment

In consideration of the license granted in Section 1.1 and 1.2, EGENE will pay SCIBRIDGE USD $750,000 (seven hundred and fifty thousand US dollars).

5. Ownership of Source

5.1 Subject to the rights and licenses granted to EGENE herein, SCIBRIDGE owns and shall retain all rights, title and interest in and to the SOURCE, as well as all related copyright, patent, trade secret and other proprietary rights therein.

5.2 Any modification , improvement or derivative work made to or of the SOURCE by or on behalf of EGENE shall be the right, title and interest of EGENE, as well as all related copyright, patent, trade secret and other property rights therein.

6. Bankruptcy

If SCIBRIDGE, as debtor in possession, or a trustee in bankruptcy for SCIBRIDGE in a case under the United States Bankruptcy Code, rejects this Agreement, EGENE may elect to retain its rights under this Agreement as provided for in 11 U.S.C. § 365(n).  Upon written request of EGENE to SCIBRIDGE or to such trustee, SCIBRIDGE or such trustee shall not interfere with the rights granted herein.

7. General Provisions

7.1 The parties agree that this Agreement , or any right or obligation herein, can be assigned or transferred by either party in conjunction with the sale or transfer in whole or in part of such party’s business, stock and/or assets, without obtaining the other party’s prior written consent . All other transfers or assignments shall be void unless agreed to in writing by the other party.

7.2 Except as otherwise expressly stated herein, this Agreement, together with any exhibits or other attachments hereto, constitutes the entire, final and exclusive understanding and agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written, of the parties. The provisions of this Agreement may not be amended or supplemented in any way except by written agreement executed by both parties hereto.

7.3 The sole relationship between the parties shall be that of independent contractor. Nothing contained in this Agreement, nor any action taken by any party to this Agreement, shall be deemed to constitute either party (or any of such party’s employees, agents, or representatives) an employee, agent, or legal representative of the other party, nor to create any partnership, joint venture, association, or syndicate among or between the parties, nor to confer on either party any express or implied right, power or authority to enter into any agreement or commitment on behalf of (nor to impose any obligation upon) the other party.

7.4 The formation, operation and performance of this Agreement shall be governed, construed, applied and enforced in accordance with the laws of State of California. The parties consent and agree that all cases, claims, and controversies based upon this Agreement shall be adjudicated only in a state or federal court located in the Southern District of the State of California. Each party consents to the jurisdiction of such courts over any such case, claim or controversy, to such courts being the proper venue therefore, and to the jurisdiction of such courts over each of the parties.

7.5 Parties agree that they will not use, make reference to, or otherwise designate the other party’s trademarks, service marks, or trade names without the express written consent of the owning party, which shall not be unreasonably withheld.

7.6 Each party (as a “Receiving Party”) shall keep confidential all aspects of this License Agreement, and shall not appropriate for its own use, reveal, or disclose to anyone, except as provided herein or in Section 1.1 and 1.2, any confidential information of the other (as a “Disclosing Party”) which may become known to it prior to or during the term of this Agreement.   Each party agrees to take necessary and prudent steps to protect and maintain the confidentiality of any such confidential or proprietary information of the other. The parties acknowledge and agree that to the extent that the CORE COMPONENTS contain confidential information of SCIBRIDGE, and EGENE shall require third parties to whom EGENE discloses the CORE COMPONENTS, including any sublicensees, to agree to protect and maintain the confidentiality of such confidential information contained in the CORE COMPONENTS to the same extent as required hereunder.   “Confidential or proprietary information” shall mean any information maintained and labeled as confidential by the other which is not publicly known and not lawfully available without restriction from a third party. The foregoing restrictions will not apply to any such Confidential Information that is ( i ) required to be disclosed by court order or decree or in compliance with applicable law, (ii) in the public domain or enters the public domain other than through a breach hereof by the Receiving Party, (iii) known to the Receiving Party prior to its receipt from the Disclosing Party hereunder and not subject to a confidentiality obligation, (v) independently developed by the Receiving Party, or (vi) received by the Receiving Party from a third party and not subject to a confidentiality obligation.

7.7 The failure of each party to exercise in any respect any right provided for the herein shall not be deemed a waiver of such rights or any other right hereunder.

7.8 In any provision of this Agreement is invalid under any applicable statute or rule of law, it shall be replaced with a valid provision that most nearly effects the parties’ intent in entering into this Agreement and the remaining provisions of this Agreement shall in no way be affected or impaired thereby.

7.9 In the event of termination of this Agreement, the provisions of Sections 1.1, 3, 5, 6, and 7 shall survive and continue in effect.   This Agreement shall inure to the benefit of and becoming binding on the parties and their legal representatives, heirs, successors and assigns.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Agreement as of the day first above written.

EGene, Inc. By: /s/Varoujan Amirkhanian Authorized Signature Varoujan Amirkhanian Printed Name EVP/Director Title	SciBridge Software By: /s/Bart Wanders Authorized Signature Bart Wanders Printed Name President Title

Exhibit A

Description of BioCalculator Components

The BioCalculator Components is the defined as the source code that performs the following functionality:

1) Instrument control (firmware)

2) Instrument control (software)

3) Sequence window user interface and functionality

4) Method window user interface and functionality

5) Direct Control window user interface and functionality

6) Instrument calibration user interface and functionality

7) Reference marker dialog user interface and functionality

8) Sample information dialog user interface and functionality

9) Plate Image Creator user interface and functionality

10) Display of electrophoretic data in gel image format in both document and folder windows

11) Gel image user interface and functionality

12) All EGENE related graphics, splash screens and logo’s

Description of Core Components

The Core Generic Components is defined as the source code that comprises all functionality and corresponding user interface code to perform the following functionality:

1) Data file storage and retrieval and all related functionality

2) Folder file storage and retrieval and all related functionality

3) Data file organization in documents and folders and all related functionality

4) Data display and interaction, including functionality like zooming, panning, data overlays and graphical and tabular display of analysis results and all related functionality

5) Data analysis, including functionality for baseline construction, peak detection and peak property calculations and all related functionality.

All other functionality not specifically defined in the ‘Description of BioCalculator Components’ above

Endnotes

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